Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Annual Report On Form 10-KSB of SWAV Enterprises Ltd. (the "Company") for the year ending March 31, 2008, I, Pui Shan Lam, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Annual Report on Form 10-K for the year ending March 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Annual Report on Form 10-KSB for the year ending March 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 16, 2008	SWAV Enterprises Ltd.

	By:	/s/ Pui Shan Lam
Pui Shan Lam